Tompkins Financial Corporation 8-K

Exhibit 99.1

For more information contact:

Stephen S. Romaine, President & CEO

Tompkins Financial Corporation

(888)503-5753

For Immediate Release

Wednesday, July 30, 2014

With Photos of Fulmer & McKenna

Fulmer Retiring as President of Tompkins Bank of Castile

Remains Chairman of Bank Board of Directors

BATAVIA, NY – After 26 years as president and CEO of Tompkins Bank of Castile, James W. Fulmer is retiring from those roles at the end of this year, but will remain as chairman of the bank’s Board of Directors, said Stephen S. Romaine, president and CEO of Tompkins Financial Corporation, the bank’s parent company.

“Jim has been instrumental in Tompkins Bank of Castile’s growth and success for the last quarter century, growing the bank from five locations with assets of $85 million in two counties, to an influential financial services organization with 17 offices in five counties and $1.2 billion in assets,” Romaine said.

In addition to remaining as chairman of Tompkins Bank of Castile’s Board of Directors, Fulmer will retain several other corporate roles, including vice chairman of the Tompkins Financial Board of Directors, chairman of the board of Tompkins Insurance Agencies, and member of the boards of Tompkins Financial Advisors, Tompkins Mahopac Bank and Tompkins VIST Bank, all affiliates of Tompkins Financial Corp.

“My position with Tompkins Bank of Castile has been extremely fulfilling because of the team of employees who are dedicated to providing top quality financial services and serving our Western New York communities,” Fulmer said. “Any success we have accomplished is the result of their combined efforts and the expertise of so many talented co-workers.

“My continued involvement at a strategic level will allow me to assist further growth of our affiliates, but also to enjoy some of the benefits of retirement,” he added.

Fulmer is active in a variety of professional organizations, including the Board of Directors of the Federal Home Loan Bank of New York and was recently appointed to the Federal Reserve Bank of New York Community Depository Advisory Council. He actively serves as a member of the Board of Directors of Erie and Niagara Insurance Association of Williamsville, Cherry Valley Insurance Agencies of Williamsville, the United Memorial Medical Center of Batavia, and is Vice Chairman of WXXI Public Broadcasting Council of Rochester.

He and his wife, Marjorie, live in LeRoy. They have three grown children.

John McKenna Named New President & CEO

The company Board of Directors has named John M. McKenna president and CEO to succeed Fulmer. McKenna has been a senior vice president at Tompkins Bank of Castile for five years, concentrating in commercial lending.

“John has the depth of knowledge of banking, our company’s culture and the Western New York community to continue the bank’s success,” Fulmer said.

McKenna brought more than 20 years of banking experience to Tompkins Bank of Castile when he joined the organization in 2009.

A Rochester native, McKenna earned a bachelor’s degree in economics from the University of Rochester in 1988 and his M.B.A. in finance and marketing from the William E. Simon School of Business Administration in 1992.

He resides in Brighton with his wife, Martha, and their four children. Active in the community, he is a board member of the Bishop's Stewardship Council for the Diocese of Rochester, Medical Motor Service of Rochester and Monroe Community Hospital Foundation, and treasurer of Al Sigl Community of Agencies.

Tompkins Bank of Castile headquarters is in Batavia, where McKenna will have his office.

About Tompkins Financial Corporation

Tompkins Financial Corporation is a financial services company serving the Central, Western and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Trust Company, Tompkins Bank of Castile, Tompkins Mahopac Bank, Tompkins VIST Bank, Tompkins Insurance Agencies, Inc., and offers wealth management services through Tompkins Financial Advisors.

For more information on Tompkins Financial, please visit www.tompkinsfinancial.com.